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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-51590) pertaining to the America Online Latin America, Inc. 2000 Stock Plan of our report dated February 5, 2002 (except for the seventh paragraph of Note 1 and Note 12, as to which the date is March 11, 2002), with respect to the consolidated financial statements of America Online Latin America, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2001.

                                                     /S/ERNST & YOUNG LLP

Miami, Florida
March 27, 2002